Exhibit (i)(3)
CONSENT OF DECHERT LLP
We hereby consent to the reference to our firm under the caption “Fund Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 10 to the Form N-1A Registration Statement of Morgan Stanley Fundamental Value Fund, File No. 333-92322. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.
/s/ Dechert LLP
New York, New York
January 27, 2010